UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 24, 2002
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 4 Pages.
Exhibit Index Appears on Page 4

ITEM 5. OTHER EVENTS

On April 24, 2002, Chesapeake Corporation "Chesapeake" held its annual meeting of shareholders. The slide package used by Chesapeake executives at this meeting is furnished herewith as Exhibit 99.1. All of the information in the presentation is presented as of April 23, 2002, and Chesapeake does not assume any obligation to update such information in the future. On April 24, 2002, Chesapeake issued a press release on the annual meeting of shareholders that told of the strategic transformation that led to improved 2001 earnings. On April 24, 2002, Chesapeake also issued a press release announcing that the board of directors of Chesapeake declared a regular quarterly dividend of $0.22 a share. The information contained in the slide package, the press release on the annual meeting and the press release on the dividend, which are attached as exhibits 99.1, 99.2 and 99.3, respectively, to this report, is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

99.1
Slide Package used by Chesapeake executives for annual meeting of shareholders held on April 24, 2002
99.2
Press release, dated April 24, 2002, describing the business of the annual meeting of shareholders and the strategic transformation that led to improved 2001 earnings

	99.3	Press release, dated April 24, 2002, announcing that the board of directors of Chesapeake declared a regular quarterly dividend of $0.22 a share

Page 2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: April 26, 2002	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

Page 3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Slide Package used by Chesapeake executives for annual meeting of shareholders held on April 24, 2002

99.2

Press release, dated April 24, 2002, describing the business of the annual meeting of shareholders and the strategic transformation that led to improved 2001 earnings

99.3	Press release, dated April 24, 2002, announcing that the board of directors of Chesapeake declared a regular quarterly dividend of $0.22 a share

Page 4